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                                                                   EXHIBIT 10.22



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               MICROSOFT(R) CERTIFIED SOLUTION PROVIDER AGREEMENT

This Microsoft Certified Solution Provider Agreement (the "MCSP Agreement" or "Agreement" as defined more fully below) is between the Microsoft Corporation or that Microsoft subsidiary, affiliate or related company ("MICROSOFT") specifically identified in the "Country Annex" with respect to a "Territory"; and the Microsoft Certified Solution Provider (the "MCSP") identified in the signature box in the "Country Annex" and identified in the "Final Invoice", as those terms are defined below. The terms and conditions of this MCSP Agreement shall apply to all business entities authorized as Microsoft Certified Solution Providers at Member Level or Partner Level, including those which are also Microsoft Certified Technical Education Centers ("Microsoft CTECs", or "Microsoft CTEC Partner Level Participants", as those terms are defined below).

1.   DEFINITIONS:

The following definitions shall apply to this MCSP Agreement:

"MICROSOFT CERTIFIED SOLUTION PROVIDER" OR "MCSP" shall mean the business entity which has met all requirements set out by MICROSOFT in this MCSP Agreement (including, but not limited to, those specified in the MSCP Program Guide); which has been accepted by MICROSOFT as an MCSP in the manner established in this MSCP Agreement; and which provides the Services (defined below), maintains full-time, exclusive relationships with the Microsoft Certified Professionals (defined below) specified in the MCSP Program Guide, and/or has exclusive rights to a software product with respect to which Microsoft has granted MCSP the right to use either the "Designed for Microsoft BackOffice" logo or the "Microsoft Certified for Windows" logo (respectively, a "BackOffice Logo Product", or a "Windows Logo Product") in accordance with Microsoft's relevant logo agreements, as identified in the MCSP Program Guide.

"MCSP AGREEMENT" OR "AGREEMENT" shall mean, collectively, this Microsoft Certified Solution Provider Agreement, including but not limited to, the Country Annex, the MCSP Program Guide, the Final Invoice (once its acceptance is indicated by MCSP), and, as applicable, the Site Annex, the Microsoft Certified Technical Education Center Addendum, the Microsoft CTEC Program Guide, the Business Profile (once it is submitted by MCSP), and any other applicable annexes, addenda and program guides, all as may be amended from time to time. The Site Annex, the Country Annex, and the MCSP Program Guide are attached and incorporated herein by reference.

"MCSP PROGRAM GUIDE" shall mean the program guide which contains the specific MCSP Member or Partner Level requirements and benefits. The MCSP Program Guide may be subject to change from time to time, at MICROSOFT's sole discretion.

"FINAL INVOICE" shall mean the invoice provided in the MCSP which identifies the MCSP and indicates the proper Microsoft Certified Solution Provider fee (and, if the MCSP is also a Microsoft CTEC, the Microsoft CTEC fee) for the Sites and Territory. All renewing and newly enrolling MCSPs and Microsoft CTECs must indicate their acceptance of that invoice and submit the appropriate fees by one of the means specified thereon or herein.

"TERRITORY" shall mean the territory specifically set forth in the Country
Annex.

"SITES" shall mean (1) separate legal entities owned and controlled by the MCSP or which, together with the MCSP, are under the common ownership and control of a third party, or (2) the additional divisions or offices of the MCSP which are not located at the MCSP's principal place of business. Unless otherwise provided, the term "MCSP" in this Agreement shall be deemed to include any Sites specified in the "Site Annex".

"EFFECTIVE DATE" shall mean the date of transmission of MICROSOFT's electronic mail notification of acceptance to a new MCSP or renewing MCSP, which shall be confirmed by a written letter delivered within a Welcome Kit.

"TERM" shall mean the period from the Effective Date to and through December 31, 2000, and any subsequent one-year renewal terms as described in Section 3 below.

"SERVICES" shall mean computer-related technical services provided to third parties, from which the MCSP must derive that percentage of its total revenues specified in the MCSP Program Guide.

"MICROSOFT CERTIFIED PROFESSIONAL" shall mean an individual who has been certified by MICROSOFT, or a third party authorized by MICROSOFT, as a Microsoft Certified Professional, Microsoft Certified Systems Engineer, Microsoft Certified Solution Developer, Microsoft Certified Trainer, or such other certified professional designations as MICROSOFT may establish.

"MCSP PARTNER LEVEL PARTICIPANT" shall mean a Microsoft Certified Solution Provider which has been approved to be upgraded to the MCSP Partner Level and which must fulfill the additional requirements set forth in the MCSP Program Guide and established by the local MICROSOFT field office.
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"MICROSOFT CTEC" shall mean a Microsoft Certified Solution Provider which
MICROSOFT has approved as a Microsoft Certified Technical Education Center and which shall provide the training services as more fully defined and described in the Microsoft Certified Technical Education Center Addendum and Microsoft CTEC Program Guide.

"MICROSOFT CTEC PARTNER LEVEL PARTICIPANT" shall mean a Microsoft Certified Solution Provider which MICROSOFT has approved to be upgraded to the Microsoft CTEC Partner Level and which must fulfill additional requirements set forth in the Microsoft CTEC Partner Level Program Guide and established by the local MICROSOFT field office.

"MICROSOFT CTEC PROGRAM GUIDE" AND "MICROSOFT CTEC PARTNER LEVEL PROGRAM GUIDE" shall have the meanings defined in the Microsoft Certified Technical Education Center Addendum. The Microsoft CTEC Program Guide and Microsoft CTEC Partner Level Program Guide may be subject to change from time to time, at MICROSOFT's sole discretion.

"WELCOME KIT" shall collectively mean the MCSP Welcome Kit, the MCSP Partner Level Welcome Kit, the Microsoft CTEC Welcome Kit, and the Microsoft CTEC Partner Level Welcome Kit.

"MCSP WELCOME KIT" shall mean the kit provided upon acceptance into the MCSP program that includes the first set of products and other program specific materials.

"MICROSOFT CTEC WELCOME KIT" shall mean the kit provided upon acceptance into the Microsoft CTEC program that contains materials to assist the new Microsoft CTEC with the program.

"MICROSOFT CTEC PARTNER LEVEL WELCOME KIT" shall mean the kit provided upon acceptance into the Microsoft CTEC Partner Level program that contains materials to assist the new Microsoft CTEC Partner Level Participant with the program.

"MCSP PARTNER LEVEL WELCOME KIT" shall mean the kit provided upon acceptance into the MCSP Partner Level program.

"IDENTITY KIT" shall mean the guidelines governing the use and placement of any and all MCSP and/or Microsoft CTEC program logos. The identity Kit shall be provided to each approved MCSP and Microsoft CTEC with the applicable Welcome Kit.

"PRODUCTS" shall mean those Microsoft software products which the MCSP is licensed to use under this MCSP Agreement, as well as other software products which Microsoft Corporation or an authorized Microsoft subsidiary may, from time to time, license the MCSP to use, but excluding any Beta Software (defined below).

"BETA SOFTWARE" shall mean any pre-release Territory-specific version of certain Microsoft software products together with any associated media, printed materials, and "online" or electronic documentation and related information, which MICROSOFT may elect, at its sole discretion, to deliver to MCSP.

2.   APPOINTMENT

Subject to MICROSOFT's final approval of any new applicant or renewing MCSP, which shall depend upon MCSP's compliance with the obligations and requirements established by MICROSOFT for participation in the Microsoft Certified Solution Provider program, and shall be indicated by delivery of MICROSOFT's electronic mail notification of acceptance and confirmed by a written letter delivered with the MCSP Welcome Kit, MICROSOFT hereby appoints the MCSP as a non-exclusive Microsoft Certified Solution Provider at the Member Level in the Territory, and the MCSP accepts such appointment. The MCSP understands and agrees the MICROSOFT has the right but not the obligation, on a non-exclusive basis, to upgrade the MCSP to the MCSP Partner Level and/or approve the MCSP as a Microsoft CTEC or Microsoft CTEC Partner Level Participant. If the MCSP is upgraded to the MCSP Partner Level and/or is approved to be a Microsoft CTEC or Microsoft CTEC Partner Level Participant, then the MCSP shall be required to meet certain additional requirements and obligations and shall receive the additional benefits related to such appointments or upgrades.

3.   TERM AND TERMINATION

A. Term: This Agreement shall take effect on the Effective Date and, unless earlier terminated as provided herein, shall continue until December 31, 2000. Any renewal terms shall be for additional periods of one year each, provided that i) the MCSP continues to meet any and all MCSP obligations and requirements, including but not limited to, timely payment of any applicable program fees hereto, and ii) the MCSP accepts and agrees to any and all changes, if any, in the terms and conditions of this Agreement. Any renewal term is conditioned on MICROSOFT's final approval, which shall be indicated by delivery of MICROSOFT's electronic mail notification of acceptance and confirmed by a written letter delivered within the MCSP Welcome Kit. If renewing MCSP does not receive MICROSOFT's final approval, this Agreement shall expire. Upon expiration or earlier termination of this Agreement, all rights and benefits granted by this Agreement shall revert to MICROSOFT and the MCSP shall immediately cease use of and destroy (i) any Products and Beta Software
(ii) all internal use and training licenses, (iii) MSDN, TechNet, and TechNet Plus licenses, (iv) if applicable, any licenses granted under the Microsoft Internal Use Product Program, (v) Beta Software licenses and (vi) the Microsoft Certified Solution Provider
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      logo and any other MICROSOFT logos, and shall cease to represent itself as a Microsoft Certified Solution Provider. Additionally, the MCSP shall immediately destroy any and all Product and Beta Software media and materials in the MCSP's possession or control. Termination and/or expiration of this Agreement shall immediately terminate the Microsoft CTEC Addendum and any other applicable addenda and terminate any appointment of MCSP as an MCSP (Partner Level), Microsoft CTEC and/or Microsoft CTEC Partner Level Participant.

B. Termination Without Cause: Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' (Japan only: sixty (60) calendar days') prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

C. Immediate Termination With Cause: Unless otherwise prohibited by law and without prejudice to MICROSOFT's other rights or remedies, MICROSOFT shall have the right to immediately terminate this Agreement, without prior written notice to MCSP, in the event that any of the following occurs:
            1. If MCSP breaches Section 6A of this Agreement;
            2. If MCSP pirates any MICROSOFT products, or otherwise engages in misappropriation or unauthorized disclosure of any trade secret or confidential information of MICROSOFT, or infringes any other intellectual property right of MICROSOFT, or engages in any other activities which the laws of the Territory prohibit; or
            3. If MCSP sells, transfers or assigns a significant portion of stock to a third party or enters into any transaction which results in MCSP's loss of management control over MCSP's organization.

D. Termination With Cause: Without prejudice to MICROSOFT's other rights or remedies, MICROSOFT shall have the right to terminate this Agreement immediately in the event that one or more of the following occurrences remains not cured for a period of thirty (30) calendar days (Japan only: sixty (60) calendar days) after MCSP has received notice from MICROSOFT that such occurrence constitutes a breach of the Agreement;
            (1) If the MCSP makes any assignment for the benefit of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, through known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement; or
            (2) If the MCSP breaches any other terms or conditions of this Agreement.

E. Termination of Sites: Upon the expiration or earlier termination of this Agreement, all Sites authorized herein shall also be terminated. Within thirty (30) calendar days (Japan only: sixty (60) calendar days) from the effective date of any termination or expiration of the Agreement, such Sites may apply independently for authorization to become a Microsoft Certified Solution Provider.

4.    MCSP SITES

      Upon MCSP's request, MICROSOFT may approve the Sties indicated on the Site Annex as additional Microsoft Certified Solution Providers, provided that such Sites are also located in the Territory and each individually meets the MCSP Member Level requirements, and provided that the MCSP shall be responsible for paying the additional fees arising from the addition of each Site. If the Site is a separate legal entity, MCSP herein unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this Agreement.

5.    PAYMENT

During the initial Term and any renewal Terms, the fee for the appointment as a Microsoft Certified Solution Provider under this Agreement shall consist of per annum payments as follows:

A. The Microsoft Certified Solution Provider fee which is the amount determined by the fee schedule set forth in Table 1 of the Program Guide, and indicated in the Final Invoice; and

B. The Site fee, which will vary depending on the number of Sites, is the amount determined by the fee schedule set forth in Table 1 of the Program Guide, and indicated in the Final Invoice.

      With respect to any renewing Microsoft Certified Solution Provider, all fees due under this Agreement shall be received by MICROSOFT by the date indicated in the MCSP Program Guide for the applicable renewal Term. The MCSP understands and agrees that if it is appointed as a Microsoft CTEC, it shall be required to pay the Microsoft CTEC fee in a timely manner. Any fee payments shall be submitted without any deduction whether by set-off, counterclaim or otherwise.

6.    MCSP RESPONSIBILITIES AND OBLIGATIONS

A. Trademarks/Logos/Registered Marks: Nothing in this Agreement shall be construed as granting the MCSP with a license to use MICROSOFT's trademarks, trade names, or logos other than in the following manner: the MCSP is a "Microsoft


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     Certified Solution Provider," (or, if applicable, "Microsoft Certified
     Solution Provider Partner,") or as is otherwise indicated in the Microsoft Certified Technical Education Center Addendum. The specific guidelines concerning the size, placement and use of the Microsoft Certified Solution Provider name and logo are set forth in the Identity Kit. The MCSP shall use the appropriate trademark symbol (either "TM" [Standard trademark] or "(R)" [Registered trademark] in a superscript following the Product name) whenever a Product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by the MCSP. The appropriate trademark symbol must be used in conjunction with references to each Product in all the MCSP's circulations or publications. MICROSOFT reserves the right to (1) review and approve all such trademark service names, trade names and logos MCSP uses, and (2) to amend any Microsoft trademarks, trade names, service marks or logos and agrees to notify the MCSP of any such amendments that are relevant to the MCSP's business. MCSP shall not, at any time, use or register any name, trademark, service mark, logo or symbol which may be confusingly similar to any Microsoft or Microsoft Corporation trademark, trade name, logo, symbol or product name.

B. Reporting: Upon MICROSOFT's request, the MCSP shall provide sales and service reports, using such forms as MICROSOFT shall from time to time provide, and deliver such reports to MICROSOFT at the address indicated on the reporting form. The MCSP warrants that such reports shall be true and correct to the best of its knowledge and belief.

C. Membership Application and Profile: MCSP represents and warrants that all the information provided on any registration or application form including, without limitation, its Member Application and/or Profile is, in all material respects, true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this Agreement unless otherwise notified in writing by MCSP to MICROSOFT. Should there be any changes in such information during the course of this Agreement, MCSP agrees to promptly inform MICROSOFT in writing giving details of such changes.

D. Microsoft Certified Professionals: The MCSP agrees that it shall at all times employ the number and types of MCPs as set forth in the MCSP Program Guide and, if applicable, the Microsoft CTEC Program Guide.

E. BackOffice Logo and Windows Logo Products. The MCSP agrees that if it has been granted the right to use either the "Designed for Microsoft BackOffice" logo or the "Microsoft Certified for Windows" logo with respect to any software product to which MCSP holds exclusive rights, it shall at all times use the relevant logo only in accordance with Microsoft's relevant logo agreements, as identified in the MCSP Program Guide.

F. Service Estimate: The MCSP shall use its best efforts to realize that certain percentage of its gross revenues specified in the MCSP Program Guide from the provision of Services. The percentage of gross revenues shall be computed from total revenues derived from Services provided to third parties, and shall not include any services, support, training or product distribution provided to any of the MCSP's Sites.

G. Piracy: MCSP shall use its best efforts to prevent the unauthorized duplication or pirating of the Products, and shall take all available steps to protect MICROSOFT in the Territory against piracy or other infringement of any copyright or trademark, and the misappropriation or unauthorized disclosure of any trade secret or confidential information of MICROSOFT, and to protect MICROSOFT's right, title and interest in and to the Products. MCSP shall promptly notify MICROSOFT of any infringement in the Territory of any copyright or of any trademark of MICROSOFT, or of any misappropriation or unauthorized disclosure of any trade secret or confidential information of MICROSOFT.


7.   MICROSOFT RESPONSIBILITIES AND OBLIGATIONS

A. MICROSOFT License Grants for Internal and Marketing Use: For internal and marketing uses only, MICROSOFT hereby grants to the MCSP, including each Site listed in the Site Annex, a non-exclusive, non-transferable, royalty-free, terminable license to make and use the following:

          (1) The number of authorized copies of the Products as set forth in the MCSP Program Guide. In all cases, MCSP's use of the authorized copies of each Product is subject to the additional terms and conditions of that Product's corresponding End User License Agreement, including but not limited to, any limitations of liability and disclaimers of warranties; except that MCSP may not resell, transfer, or assign the authorized copies to any third party. MICROSOFT reserves the right to change the Products and/or the number of authorized copies licensed above and as may be provided through the Microsoft Internal Use Product Program, from time to time and in its sole discretion; and

          (2) The terms of this grant of authorization for copies of the Products amend the conflicting terms of any End User License Agreements to the extent of any conflict; however, the provisions of such End User License Agreements otherwise remain in full force and effect.

B. Training Use Licenses: The MCSP, at its sole cost and expense, may offer training to customers on "Microsoft Desktop Products", as defined in the MCSP Program Guide. MICROSOFT hereby grants the MCSP permission to make the number of authorized copies set forth in the MCSP Program Guide for the sole purpose of providing training on the Microsoft Desktop Products. Training use of the Products is subject to the following conditions: (i)
     the MCSP may only reproduce the Products for which the MCSP conducts training classes; (ii) the MCSP agrees to be bound by the terms of the Microsoft End User License Agreement for each copy, except that such
     Product shall not be resold, transferred, or
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     assigned to a third party, (iii) the MCSP shall strictly control use of any authorized copies in accordance with the End User License Agreement; (iv) all authorized copies of the Products shall be true and complete authorized copies, including all copyright and trademark notices; and (v) upon completion of training conducted outside of the MCSP's own premises, the MCSP shall destroy all such training use copies installed outside of the MCSP's own premises.

C. Product Support: The MCSP may receive the product support benefits set forth in the MCSP Member Program Guide and, if applicable, the Microsoft CTEC Program Guide. The specific terms and conditions relating to use of product support shall be as specified under the terms of a separate product support agreement between the MCSP and MICROSOFT.

D. Advertising and Promotional Materials: MICROSOFT may, in its sole discretion, reference the MCSP in advertising and promotional materials in connection with the sale and promotion of the Products. Uses of the MCSP's name and other Profile information provided by MCSP include, but are not limited to: lists of MCSPs for customer information, and advertising of the Microsoft Certified Solution Provider program containing the MCSP's name. When a specific advertisement or promotion containing only the MCSP's name is planned, MICROSOFT will obtain the MCSP's written permission before such use. MICROSOFT shall also obtain the MCSP's written permission before use of any logo of the MCSP.

E. Changes in the MCSP Agreement Features: The MCSP understands that MICROSOFT may expand, change the scope or contents of, and/or eliminate, any benefits offered under the Microsoft Certified Solution Provider program, including but not limited to expanding, changing the scope or contents of and/or eliminating the MCSP Program Guide and, if applicable, the Microsoft CTEC Program Guide, and the Microsoft CTEC Partner Level Program Guide. In the event that MCSP is dissatisfied with any changes MICROSOFT makes to any program features, MCSP may terminate this Agreement in accordance with
     Section 3.B, but will have no other recourse against MICROSOFT.

8.   BETA SOFTWARE

     MICROSOFT, at its sole discretion, may periodically provide Beta Software to the MCSP through the Microsoft TechNet Plus program. Any such Beta Software delivered through the Microsoft TechNet Plus program shall be licensed to and used by MCSP only in accordance with those terms and conditions established by MICROSOFT for TechNet Plus licensees, including, but not limited to the terms and conditions of the "Microsoft Corporation Master License Agreement for Beta Software (TechNet Plus)" (the "TechNet Plus Beta License"). If, at the sole discretion of MICROSOFT, any Beta Software is provided to MCSP through other channels, such Beta Software may be accompanied by an online Microsoft End User License Agreement ("EULA") included in the set-up procedure, in which case such Beta Software Product-specific EULA shall supersede the terms of the TechNet Plus Beta License only to the extent of any inconsistency and only with regard to the Beta Software Product accompanying such EULA. With regard to terms that are not inconsistent, or in the absence of such Beta Software Product-specific EULA, the TechNet Plus Beta License shall control. The MCSP understands and agrees that the Beta Software may be used only by the MCSP and its employees and that it is not entitled to receive any particular Beta Software or any commercial release version of any Beta Software. The Beta Software provided herein may not contain all features ultimately included in the commercial release version of the software product and may contain features that will disable it at the end of the license period. MICROSOFT will not provide any product support for the Beta Software.

9.   AUDIT

Each MCSP, and where relevant, each Site, shall keep all usual and proper books and records pertaining to reproduction and use of the Products. During the Term of this Agreement, MICROSOFT and/or its designated representatives, shall have the right to audit (including by inspecting and copying any such books and records) the MCSP or any Sites, in order to verify its or their compliance with the terms of this Agreement, including restrictions on reproduction and use of the Products and Beta Software. MICROSOFT shall conduct such audits during the MCSP's normal business hours and in such a manner as not interfere unreasonably with MCSP's normal business operations. MICROSOFT may conduct such audits from time to time, as MICROSOFT deems necessary, but shall use any information obtained or observed during the course of the audit solely for the purposes of determining (i) whether the MCSP or Site is reproducing and using any Products or Beta Software in compliance with the terms of this Agreement, and is otherwise in compliance with this Agreement and any applicable laws; and (ii) of enforcing its rights under this Agreement and any applicable laws. Except to the extent necessary to enforce its rights, Microsoft and its representatives will hold all such information in confidence.

10.  CONFIDENTIALITY

     Except as otherwise provided herein, each party expressly undertakes to retain in confidence all information and know-how transmitted or disclosed to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and expressly undertakes to make no use of such information and know-how except under the terms and during the existence of this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from a third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third
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party without any obligation to maintain such information in confidence; or
(iii) is independently developed by the obligated party. Further, either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall treat all MICROSOFT product adaptation materials as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without the other's prior written permission. Each party's obligation under this Section shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party of five (5) years following termination or expiration of this Agreement.

11.  NEW PRODUCTS

Notwithstanding any other provisions of this Agreement, MICROSOFT may elect any time during the term of the Agreement to announce new MICROSOFT Products to which the terms and conditions of this Agreement may not apply. New versions, updates, and maintenance releases of existing titles are not considered new MICROSOFT Products.

12. NO IMPLIED OR STATUTORY WARRANTIES; ANY WARRANTIES MUST BE DELIVERED IN A LICENSE AGREEMENT; DISCLAIMERS

Except for any limited express warranties (if any) provided to MCSP by any applicable license agreement accompanying the Products or Beta Software (the "Limited Warranty"), no other warranties are made by MICROSOFT with respect to any Products or Beta Software, Welcome Kits, any program guides, or any other services or materials provided by MICROSOFT to MCSP as part of or under this Agreement (collectively, "Microsoft Materials"). EXCEPT FOR ANY SUCH LIMITED WARRANTIES (IF ANY) AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MICROSOFT PROVIDES THE MICROSOFT MATERIALS "AS IS" AND "AS AVAILABLE", AND,
WITH RESPECT TO THE MICROSOFT MATERIALS, HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS, OR DUTIES OF ANY NATURE WHATSOEVER (except any duties of good faith), INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY STATUTORY OR EXPRESS WARRANTIES (other than any Limited Warranty), AND FOR A PARTICULAR PURPOSE, ANY STATUTORY OR EXPRESS WARRANTIES (other than any Limited Warranty), AND ANY WARRANTIES OR DUTIES REGARDING ACCURACY, COMPLETENESS, TIMELINESS, PERFORMANCE, WORKMANLIKE EFFORT, LACK OF NEGLIGENCE OR VIRUSES OR INTERRUPTED SERVICE. FURTHER, THERE IS NO WARRANTY OF TITLE, ENJOYMENT, OR LACK OF INFRINGEMENT, OR THAT THE PROVISION OR OPERATION OF ANY MICROSOFT MATERIALS WILL BE TIMELY OR UNINTERRUPTED.
Neither MCSP nor any of its employees or agents shall have the right to make any representation, warranty, or promise or to give any instructions for use of any Product or other Microsoft Materials which instruction is not contained on the Product label or container, or expressly authorized by Microsoft
Corporation in a writing.

13.  EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND OTHER DAMAGES

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OF OTHER LOSS WHATSOEVER), ARISING OUT OF OR IN ANY WAY RELATED TO THE MICROSOFT MATERIALS, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  LIMITATION OF LIABILITY AND EXCLUSIVE REMEDY

Subject to applicable law and notwithstanding any damages that MCSP may incur for any reason whatsoever, (including without limitation, all damages referenced in Section 13 above and all direct or general damages), THE ENTIRE LIABILITY OF MICROSOFT UNDER ANY PROVISION OF THIS AGREEMENT, OR UNDER ANY LIMITED WARRANTY, OR WITH RESPECT TO THE MICROSOFT MATERIALS, AND MCSP'S EXCLUSIVE REMEDY AGAINST MICROSOFT (except for any remedy of repair or replacement elected by MICROSOFT or any other person under any Limited Warranty), SHALL BE LIMITED TO THE
GREATER OF THE AMOUNT ACTUALLY PAID BY MCSP FOR THAT PORTION OF THE MICROSOFT MATERIALS THAT CAUSES THE DAMAGE OR FIVE DOLLARS (US $5.00). The foregoing limitations, exclusions and disclaimers (including Sections 12 and 13, above) shall apply to the maximum extent permitted by applicable law, even if any remedy fails of its essential purpose.

15.  MCSP WARRANTIES AND INDEMNITIES

A. Warranties: MCSP hereby represents and warrants for itself and its Sites as listed in the "Site Annex" to MICROSOFT as follows:

          (1) That all activities it undertakes as a Microsoft Certified Solution Provider, including any and all services it offers or provides under that designation, shall be performed with due care and skill, in compliance with any and all applicable laws in the Territory, and in a manner which will not in any way, directly or indirectly, bring that designation (or any other designation, name or mark with which MICROSOFT is associated) into dispute. In particular, but without limiting the foregoing, MCSP shall deal in a reasonable manner with any end user complaint concerning a product or service it provides or performs. MCSP shall be deemed to have acted reasonably concerning any such complaint if it responds to it promptly and in good faith, and assists MICROSOFT to honor the terms and conditions of the End User License Agreement applicable to any Product which may be related to the subject of the complaint.

          (2) That the representatives of MCSP who have signed (or otherwise indicated acceptance of) this Agreement, electronically or otherwise, are the authorized representatives of MCSP duly empowered to act on behalf of the MCSP and to make the Agreement legally binding on the MCSP. MCSP hereby further represents and warrants that it has had an opportunity to thoroughly review all terms and conditions of the Agreement, including but not limited to, the materials available on the web site that contains this Agreement, the Country Annex, the MCSP Program Guide, and, as applicable, the Site Annex, the Microsoft Certified Technical Education Center Addendum, the Microsoft CTEC Program Guide, and any other applicable annexes, addenda and program guides.

          (3) That all information provided (a) during the online and/or off-line contracting process, (b) in the MCSP application, and/or (c) in the Agreement is true and correct.

B. Indemnities. MCSP hereby agrees to defend, indemnify and hold MICROSOFT, its successors and parents, subsidiaries and affiliates and its and their employees, officers and directors, harmless from and against any loss, damage, costs or expenses (including reasonable attorney's fees) arising out of or in any way connected with performance of the services, obligations or rights, or from the acts or omissions of the MCSP (or any of its agents or employees) in connection with this Agreement.

16.  U.S. GOVERNMENT LICENSE RIGHTS

All Products provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995, are provided with the commercial license rights and restrictions described elsewhere herein. All Products provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 are provided with "RESTRICTED RIGHTS" as provided for in FAR, 48 C.F.R. 52.227-14 (June 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable. MCSP shall be responsible for ensuring that all Products are marked with the "Restrictive Rights Notice" or "Restricted Rights Legend", as required. All rights not expressly granted are reserved.

17.  EXPORT RESTRICTIONS

All Products, Services (including, but not limited to any Microsoft CTEC Services) are subject to the export control laws and regulations of the United States. MCSP agrees that neither MCSP nor its customers intend to or will, directly or indirectly: (i) export or transmit any Product, Services (including, but not limited to any Microsoft CTEC Services) to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute (currently including, but not limited to Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, and Yugoslavia), without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission; (ii) provide any Product or Services (including, but not limited to any Microsoft CTEC Services) in any manner to any customer, or end user whom MCSP or its customer knows or has reason to know will utilize such Product or Services (including, but not limited to any Microsoft CTEC Services) in the design, development or production of nuclear, chemical or biological weapons, or (iii) to any end user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

18.  GENERAL

A. Notices. Except as otherwise provided, all notices, authorizations, and requests in connection with this Agreement shall be in a writing or other record that is signed, electronically or otherwise, and shall be deemed received two business days after transmission by email or facsimile, five business days after being deposited in the mail (prepaid) for delivery in the same country, or ten business days after being deposited in the mail (prepaid) for delivery between different countries, at the addresses set forth in the Final Invoice or to such other address as the party to receive the notice so designates by written notice to the other.

B. Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Microsoft Certified Solution Provider Agreements. EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS AGREEMENT SHALL ONLY BE AMENDED IN WRITING OR IN A RECORD THAT IS SIGNED ELECTRONICALLY OR OTHERWISE.

C. Governing Law; Attorneys' Fees. This Agreement shall be governed by the laws of the country in which MICROSOFT has its principal place of business. If either MICROSOFT or the MCSP employs attorneys to enforce any rights arising out of or relating to this Agreement, the primarily prevailing party shall be entitled to recover reasonable costs and attorney's fees.

D. Severability. If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

E. No Waiver. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

F. No Partnership or Other Legal Organization. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship. The MCSP expressly acknowledges and agrees that as used in this Agreement and the Microsoft Certified Solution Provider program, the designations "Partner" or "Partner Level" or the like are intended to indicate a level within the program but not a legal partnership, joint venture, or other legal organization or entity.

G. No Agency. The MCSP agrees that it shall inform its customers that the MCSP is an independent business from MICROSOFT, and that it shall not hold itself out as an agent of MICROSOFT, or attempt to bind MICROSOFT to any third party agreement.

H. Survival of Terms. Sections 8B, 10, 12, 13, 14, 15, 16, 17 and 18 and the terms of the Country Annex shall survive the expiration or earlier termination of this Agreement.

I. No Assignment. This Agreement, and any rights or obligations hereunder, shall not be assigned, sublicensed, or subcontracted by the MCSP, without MICROSOFT's prior written consent.

J. Agreement is Subject to Authorized Completion and Approvals. CONDITIONS TO MICROSOFT APPROVAL OF THE MCSP OR THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: AN AUTHORIZED REPRESENTATIVE OF ANY NEWLY ENROLLING OR RENEWING MCSP MUST ACCURATELY COMPLETE THIS MCSP AGREEMENT AND ALL REQUIRED INFORMATION IN THE BUSINESS PROFILE AND SIGN (ELECTRONICALLY OR OTHERWISE) OR OTHERWISE ACCEPT ALL TERMS AND CONDITIONS OF THIS AGREEMENT. AN AUTHORIZED REPRESENTATIVE OF THE MCSP MUST THEN INDICATE ACCEPTANCE OF THE FINAL INVOICE (ELECTRONICALLY OR OTHERWISE) AND SUBMIT PAYMENT OF THE APPROPRIATE FEES TO MICROSOFT.

        THE MCSP AND MICROSOFT AGREE THAT NO BINDING AGREEMENT (INCLUDING ANY RENEWAL) SHALL BE FORMED UNTIL MICROSOFT HAS FINALLY APPROVED MCSP AS A MICROSOFT CERTIFIED SOLUTION PROVIDER. MICROSOFT'S APPROVAL SHALL ONLY BE EVIDENCED BY DELIVERY BY MICROSOFT OF ELECTRONIC MAIL NOTIFICATION OF ACCEPTANCE, WHICH IS CONFIRMED IN A WRITTEN LETTER DELIVERED BY MICROSOFT TO A NEW OR RENEWING MCSP WITHIN A MCSP WELCOME KIT. THE PARTIES AGREE THAT NO OTHER ACT BY MICROSOFT SHALL CONSTITUTE ITS ACCEPTANCE OF THIS AGREEMENT OR ITS APPROVAL OF THE MCSP, INCLUDING BUT NOT LIMITED TO THE CASHING OF THE MCSP'S CHECK OR ANY OTHER ACCEPTANCE OF PAYMENT OR FEES.

        BY SIGNING (ELECTRONICALLY OR OTHERWISE), OR OTHERWISE ACCEPTING THIS AGREEMENT, OR BY OTHERWISE ACCEPTING ANY BENEFITS OF THIS AGREEMENT, THE MCSP REPRESENTS AND WARRANTS THAT SUCH SIGNING OR ACCEPTANCE IS SUFFICIENT TO MAKE THIS AGREEMENT LEGALLY BINDING ON THE MCSP. THE MCSP MUST ALSO INDICATE ACCEPTANCE (ELECTRONICALLY OR OTHERWISE) OF A FINAL INVOICE, AND SUBMIT THE APPROPRIATE FEES TO MICROSOFT.

        IF ELECTRONIC OR OTHER ACCEPTANCE WILL NOT LEGALLY BIND THE MCSP OR IF MICROSOFT BELIEVES (IN ITS SOLE DISCRETION) THAT THE CAPABILITIES OF
        THE ONLINE COMMUNICATIONS IN MCSP'S TERRITORY ARE LIMITED IN SCOPE, MCSP MUST SIGN THIS AGREEMENT BY RETURNING TO MICROSOFT A COPY OF IT THAT IS SIGNED NON-ELECTRONICALLY BY AN AUTHORIZED OFFICER, EMPLOYEE, OR AGENT OF THE MCSP, AND SUBMITTING THE APPROPRIATE FEES UPON RECEIPT OF AND IN ACCORDANCE WITH THE TERMS OF THE FINAL INVOICE.


--------------------------------------------------------------------------------
                    --KEEP THIS AGREEMENT FOR YOUR RECORDS--
--------------------------------------------------------------------------------

COUNTRY ANNEX TO MICROSOFT CERTIFIED SOLUTION PROVIDER AGREEMENT


MCSP / MICROSOFT CTEC

The terms and conditions set forth herein are incorporated by reference into the Microsoft Certified Solution Provider Agreement. To the extent any terms set forth in this Country Annex are in conflict with the Core Terms and Conditions, the terms set forth herein shall govern.

         THE MICROSOFT ENTITY FOR THE FOLLOWING COUNTRIES IS INDICATED BELOW:
         Anguilla, Antigua and Barbuda, Argentina, Aruba, Bahamas, Barbados, Belize, Bermuda, Bolivia, Brazil, Canada, Cayman Islands, Chile, Colombia, Costa Rica, Curacao, Dominica, Dominican Republic, Ecuador, El Salvador, French Guiana, Grenada, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Mexico, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Saint Kitts and Nevis, Saint Lucia, Saint Pierre and Miquelon, Saint Vincent and The Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands, United States, Uruguay, Venezuela, Virgin Islands (British), Virgin Islands (U.S.)

         MICROSOFT CORPORATION
         ONE MICROSOFT WAY
         REDMOND, WA
         98052
         USA


THE MICROSOFT ENTITY FOR THE FOLLOWING COUNTRIES IS INDICATED BELOW: American Samoa, Australia, Brunei Darussalam, Cambodia, Christmas Island, Cocos Islands, Cook Islands, East Timor, Fiji, French Polynesia, French Southern Territories, Guam, Heard Island And Mcdonald Islands, Indonesia, Kiribati, Lao Peoples Democratic Republic, Malaysia, Marshall Islands, Mayotte, Micronesia, Nauru, New Zealand, Niue, Norfolk Island, Northern Mariana Islands, Palau, Papua New Guinea, Philippines, Pitcairn, Samoa, Singapore, Solomon Islands, Thailand, Tokelau, Tonga, Tuvalu, Vanuatu, Viet Nam, Wallis And Futuna Islands

         MICROSOFT PTY. LIMITED (AUSTRALIA) ACN: 002 589 460
         MICROSOFT PARK  65 EPPING ROAD
         NORTH RYDE, NSW 2113
         AUSTRALIA


THE MICROSOFT ENTITY FOR THE FOLLOWING COUNTRIES IS INDICATED BELOW:
Afghanistan, Albania, Algeria, Andorra, Angola, Armenia, Austria, Azerbaijan, Bahrain, Belarus, Belgium, Benin, Bosnia and Herzegovina, Botswana, Bouvet Island, Bulgaria, Burkina Faso, Burundi, Cameroon, Central African Republic, Chad, Comoros, Congo, Cote d'Ivoire, Croatia, Cyprus, Czech Republic, Democratic Republic of Sao Tome and Principe, Denmark, Djibouti, Egypt, Estonia, Ethiopia, Faeroe Islands, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Gibraltar, Greece, Greenland, Guinea-Bissau, Hungary, Iceland, Ireland, Israel, Italy, Jordan, Kazakhstan, Kenya, Kuwait, Kyrgyzstan, Latvia, Lebanon, Lesotho, Liberia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Madagascar, Malawi, Mali, Malta, Mauritania, Mauritius, Moldova, Monaco, Morocco, Mozambique, Namibia, Netherlands, New Caledonia, Niger, Nigeria, Norway, Oman, Pakistan, Poland, Portugal, Qatar, Republic of Cape Verde, Republic of Equatorial Guinea, Republic of Guinea, Republic of Senegal, Reunion, Romania, Russian Federation, Rwandese Republic, Saint Helena, San Marino, Saudi Arabia, Seychelles, Sierra Leone, Slovakia, Slovenia, Somalia, Spain, Svalbard and Jan Mayen, Swaziland, Sweden, Switzerland, Tajikistan, Tanzania, Togo, Tunisia, Turkey, Turkmenistan, Uganda, Ukraine, United Arab Emirates, United Kingdom, Uzbekistan, Vatican City State, Yemen, Zaire, Zambia, Zimbabwe

         MICROSOFT IRELAND OPERATIONS LTD ("MIOL")
         BLACKTHORNE ROAD
         SANDYFORD INDUSTRIAL ESTATE
         DUBLIN 18
         IRELAND

THE MICROSOFT ENTITY FOR THE FOLLOWING COUNTRIES IS INDICATED BELOW: Hong Kong, Macao

         MICROSOFT HONG KONG LTD.
         20/F., CITY PLAZA 3
         14 TALKOO WAN ROAD
         QUARRY BAY
         HONG KONG

The Microsoft Entity for the following countries is indicated below:
Bangladesh, Bhutan, India, Maldives, Nepal, Sri Lanka

     Microsoft Corporation (India) Private Limited
     Great Eastern Center
     70, Nehru Place
     New Delhi 110 019
     India

The Microsoft Entity for the following country is indicated below: Japan

     Microsoft Asia Ltd.
     Sasazuka NA Bldg.
     50-1, Sasazuka 1-Chome
     Shibuya-ku
     Tokyo 151-8533
     Japan

The Microsoft Entity for the following country is indicated below: Republic of Korea

     Microsoft Korea (CH)
     6th Fl. POSCO Center
     892 Daechi-Dong
     Kangname-Gu
     Seoul 135-777
     Korea

The Microsoft Entity for the following countries is indicated below: China, Mongolia

     Microsoft (China) Co., Ltd.
     6/F, Beijing Sigma No. 49, Zhichun Road
     Hal Dian District
     Beijing 100080
     People's Republic of China

The Microsoft Entity for the following country is indicated below: South Africa

     Microsoft (S.A.) (Proprietary) Limited
     Pin Mill Farm
     Katherine Street
     Sandown Standton
     South Africa

The Microsoft Entity for the following countries is indicated below: Taiwan

     Microsoft Taiwan Corporation
     10F, No. 6, Min-Chuan E. Road
     Sec. 3
     Taipei
     Taiwan (Republic of China)

TERRITORY:
For the purposes of this Agreement, the Territory shall be the country in which the MCSP is located. NOTWITHSTANDING THE FOREGOING, IF AN MCSP IS LOCATED IN A MEMBER COUNTRY OF THE EUROPEAN UNION OR THE EUROPEAN FREE TRADE ASSOCIATION, ITS TERRITORY SHALL BE DEEMED TO BE BOTH THE EUROPEAN UNION AND THE EUROPEAN FREE TRADE ASSOCIATION. Notwithstanding the foregoing, if an MCSP is located in the United States or Canada, its Territory shall be deemed to be both the United States and Canada. As used herein, "United States" shall mean the continental states and Hawaii.

COUNTRY SPECIFIC LEGAL TERMS

1. UNITED STATES AND CANADA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the United States and Canada:

          SECTION 18(C): If the MCSP has its principal place of business in the United States of America, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. MCSP consents to jurisdiction and venue in King County, Washington.

          SECTION 18(K): A new subsection (K) is added to Section 18 as follows: "It is the express wish of the parties that this Agreement and all related documents be drawn up in English. C'est la volente expresse des parties que la presente convention ainsi que les documents qui s'y rattachent soient rediges en anglais."

                                 * * * * * * *

2. AUSTRALIA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in Australia:

          SECTION 2: The following sentence is added to the end of this Section:
          "It is an added condition of this Agreement that MCSP comply at all times for the duration of this Agreement with all criteria for the appointment of Microsoft Certified Solution Providers issued from time to time by MICROSOFT and in particular, without limitation, any criteria as to net revenue flowing to MICROSOFT arising out of MCSP's appointment hereunder. Additionally, all Sites must meet those same criteria for the appointment of Microsoft Certified Solution Providers."

          SECTION 12 A: Number the existing paragraph as Section 12 A and add the following paragraph as Section 12 B: "TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SUBJECT TO SECTION 18K BELOW, AND ADDITIONAL TO ANY PROVISION OF THIS AGREEMENT, THE LIMITED WARRANTIES GIVEN BY MICROSOFT IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES SO THE EXCLUSIONS REFERRED TO IN THIS SECTION 12 MAY NOT APPLY TO THE MCSP."

          SECTION 18:  A new subsection (K) is added at the end of Section 18:
          Notwithstanding Sections 12A, 13 and 14 or any other provision of this Agreement, if anything arising out of or connected with this Agreement constitutes a supply of goods or services to a consumer, then Company may have the benefit of certain rights or remedies pursuant to the Trade Practices Act and similar state and territory laws in Australia, in respect of which liability may not be excluded or restricted and nothing in this Agreement will have the effect of so excluding or restricting those rights or remedies. Insofar as such liability may not be excluded, then to the maximum extent permitted by law such liability is limited, at MICROSOFT's exclusive option, in the case of services, either by supplying the services again or the payment of the cost of having the services supplied again and in the case of good, to either (a) replacement of the goods; or (b) correction of defects in the goods.

          SECTION 18:  A new subsection (L) is added at the end of Section 18:
          NOTHING IN THIS AGREEMENT IS INTENDED TO PREJUDICE, OR HAVE THE EFFECT OF PREJUDICING, ANY RIGHTS MCSP MAY HAVE UNDER AUSTRALIAN LAW OR OF THE STATES OF AUSTRALIA WHICH CANNOT LEGALLY BE EXCLUDED OR RESTRICTED AND THE TERMS OF THIS AGREEMENT MUST BE READ ACCORDINGLY.

                                 * * * * * * *

3. PEOPLE'S REPUBLIC OF CHINA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the People's Republic of China.

          SECTION 6(A): The following language is added at the end of Section 6(A): "As more fully described in the Identity Kit, MCSP shall be obliged to comply with all recorded formalities as a trademark licensee under the applicable laws of the People's Republic of China."

          SECTION 15:  A new subsection (C) is added at the end of Section 15:
          "MCSP hereby represents and warrants to MICROSOFT at the time of the execution of this Agreement and during the term of this Agreement:

              (1) It is validly established as an enterprise legal person under the laws of the People's Republic of China;

              (2) It has been issued a business license which will be valid throughout the term of this Agreement;

              (3) The scope of business set forth on its business license is consistent with the activities which it will undertake under this Agreement;

              (4) It has been established with sufficient registered capital to assume the obligations set out under this Agreement;

              (5) It has authority to directly enter into and perform foreign economic contracts;

              (6) Its legal representative or a person validly authorized in writing by the legal representative has signed this Agreement, and

              (7) Each of the foregoing representations and warranties are true in respect of any Affiliate which will provide a Site.

          SECTION 18(C): The following is added between the first and second sentences of this Section: "This Agreement will be governed by the laws of the People's Republic of China. If a dispute arises in connection with the interpretation or implementation of this Agreement, either party may submit the dispute for arbitration to Beijing Arbitration Commission (the "Arbitration Commission") for arbitration in accordance with the rules of arbitration of such Arbitration Commission. The place of arbitration will be Beijing, the People's Republic of China. The arbitration proceeding shall be conducted in English. The arbitral award will be final and binding on both parties. If either Microsoft or MCSP employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys' fees.

     SECTION 18(D): The following is added at the end of this Section: "Without limiting the generality of the foregoing, the parties hereby agree that in the event of any dispute concerning the enforceability of this Agreement,
     Section 3 of this Country Annex and Section 15(C) shall be interpreted as an independent agreement between the parties."

                                 * * * * * * *

4. INDONESIA. The terms and conditions set forth below shall be added only to the Agreement in force in Indonesia.

     SECTION 3A new subsection (F) shall be added to this Section:

     To the extent necessary to implement the termination provisions of this Agreement, each of the parties hereby waives any right or obligation, it or the other party may have under any applicable law or regulation, including without limitation Article 1266 of the Indonesian Civil Code, to request or obtain the approval, order, decision or judgment of any court to terminate this Agreement.

     SECTION 18: The following language shall be added as subsection 18(K): "It is the express wish of the parties that this Agreement and all related documents be drawn up in English."

                                 * * * * * * *

5. NEW ZEALAND: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in New Zealand:

     SECTIONS 12, 13, AND 14: Sections 12, 13, and 14 shall only apply to the extent permitted by law.

     A new paragraph C shall be added to Section 15:

     "MCSP acknowledges that all Microsoft Software, Services and Products under this agreement are provided for business purposes and agrees that the Consumer Guarantees Act does not apply to their supply by MICROSOFT or acquisition by MCSP under this Agreement."

     A new paragraph D shall be added to Section 15:

     (a) Where MCSP is providing Microsoft Software, Services or Products (as applicable) to:

          (i) a consumer acquiring them for business purposes (as that term is defined in the Consumer Guarantees Act, 1993 ("Business Purposes"); or

          (ii) a person who may, whether directly or indirectly, sell the Microsoft Software, Services or Products to a consumer acquiring them for Business Purposes;

          it must be a term of the MCSP's contract with that person that either the Consumer Guarantees Act, 1993 ("CGA") does not apply in respect of the Microsoft Software, Services or Products (as applicable) or, alternatively, that person will ensure that an agreement is entered into with the end consumer of the Microsoft Software, Services or Products (as applicable) to the effect that the CGA does not apply in respect of such Software, Services or Products.

     The MCSP shall indemnify MICROSOFT and its affiliates and hold MICROSOFT and its affiliates free and harmless from any costs, expenses, loss or damage incurred by MICROSOFT or its affiliates as a result of the MCSP or any purchaser from the MCSP failing to comply with the obligation contained in this Section

                                 * * * * * * *

6. LATIN AMERICA: The terms and conditions set forth below shall be added and shall apply only to the Agreement in force in the Latin American countries:

SECTION 18(K): A new subsection (K) is added to Section 18 as follows:

It is the express wish of the parties that this Agreement and all related documents be drawn up in English. As partes, expressamente e de mutuo acordo, concordam que o presente contrato e respectivos documentos estejam redigidos em ingles.

Las partes han acordado expresamente que este contrato y todos los documentos relacionados esten redactados en ingles.

                                 * * * * * * *

7. INDIA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in India:

SECTION 18J: The following text is added to the end of this Section:

THE AUTHORIZED REPRESENTATIVE OF THE MCSP MUST SIGN THE AGREEMENT IN HARD COPY AND THE SAME MUST BE SENT ALONG WITH THE INVOICE AND A DEMAND DRAFT EQUAL TO THE INVOICED AMOUNT TO MICROSOFT.

MICROSOFT RESERVES THE RIGHT TO REJECT AN APPLICATION WITHOUT ASSIGNING ANY REASON AND MICROSOFT WILL NOT REIMBURSE COSTS THAT MAY HAVE BEEN INCURRED IN MAKING THE APPLICATION. THE DEMAND DRAFT WILL BE RETURNED TO THE APPLICANT WITHIN TWENTY (20) DAYS IN CASE OF REJECTION OF THE APPLICATION.

                                 * * * * * * *

                                                                         Page 13
BY TYPING ON THE "BY" LINE IN THE SIGNATURE BOX BELOW, YOU:

1. Warrant that all information provided or that appears about the MCSP in this MCSP Agreement or on any web site containing all or part of this Agreement is accurate, and that you are an officer, employee or agent duly authorized to act for the MCSP;

2. Consent, on behalf of the MCSP, to the MCSP Agreement, including, but not limited to, the Country Annex, the Site Annex (if applicable), the Microsoft Certified Technical Center Addendum (if applicable), and the MCSP Program Guide, and acknowledge that you have reviewed all of the foregoing; and

3. Evidence the MCSP's intent to sign the MCSP Agreement, to provide a symbol of its signature, and to be legally bound by the MCSP Agreement.


IF THE ABOVE IS NOT TRUE, CLICK ON "CANCEL" AND NO NOT TYPE ANYTHING ON THE "BY" LINE IN THE SIGNATURE BOX.

================================================================================

Company: FutureLink
         --------------------
By: /s/ William Botti
    -------------------------
Title: Sr. VP, Application Hosting Division
       ----------------------
          Chief Executive Officer
          President
          Vice-President
          Contracts Office
          Other: ___________________ (this space is only for use where you have the same contracting authority as the listed titles, but the name of your title is different).

Date: January 28, 2000
      -----------------------

E-mail Address for notices to Company: shutchins@futurelink.net
                                       ------------------------
Phone Number: 925-227-6300
              ----------------------------------

================================================================================

YOU HAVE SIGNED THE MICROSOFT CERTIFIED SOLUTION PROVIDER AGREEMENT ON BEHALF OF YOUR COMPANY. IF YOU SIGNED IN ERROR, CLICK ON "CANCEL", OTHERWISE CLICK ON "SIGNATURE VALID (NO ERROR)" AND SUBMIT THE AGREEMENT NOW.

          [SIGNATURE VALID]   [CANCEL]

NOTE: CLICKING ON "CANCEL" DOES NOT RELIEVE YOU OF YOUR OBLIGATIONS OF CONFIDENTIALITY.

THE AGREEMENT IS NOT EFFECTIVE UNTIL APPROVAL BY MICROSOFT OF THE MCSP AND OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 18(J) OF THIS AGREEMENT.


                                      TIP!
                   PRINT THIS AGREEMENT NOW FOR YOUR RECORDS.